EXHIBIT 99.2

THE HENRY GROUP PROPERTIES

Special-Purpose Combined Financial Statements (Unaudited)

For the Six Months Ended June 30, 2008 and 2007

THE HENRY GROUP PROPERTIES

THE HENRY GROUP PROPERTIES
Combined Statement of Assets and Liabilities
June 30, 2008
Unaudited
(in thousands)

ASSETS
Current assets:
Cash and cash equivalents	$42,967
Accounts receivable:
Oil and gas	24,743
Joint operations	25,601
Partnership	635
Other	76
Deferred income taxes	7,663
Inventory	6,489

Total current assets	108,174

Property and equipment, at cost:
Oil and gas properties, successful efforts method	216,369
Accumulated depletion and depreciation	(59,073)

Total oil and properties, net	157,296

Other property and equipment, net	1,265

Total property and equipment, net	158,561

Total assets	$266,735

LIABILITIES AND NET INVESTMENT

Current liabilities:
Accounts payable:
Trade	$4,016
Joint operations	17,916
Other current liabilities:
Revenue payable	242
Prepaid drilling cost	23,696
Derivative instruments	21,895
Current asset retirement obligations	212
Other	791

Total current liabilities	68,768

Noncurrent derivative instruments	62,745
Deferred income taxes	6,105
Asset retirement obligations	4,189

Net investment	124,928

Total liabilities and net investment	$266,735

The accompanying notes are in integral part of these combined financial statements.

THE HENRY GROUP PROPERTIES
Combined Statements of Revenues and Expenses
For the Six Months Ended June 30, 2008 and 2007
Unaudited
(in thousands)

	2008	2007
Operating revenues:
Oil sales	$76,345	$31,088
Natural gas sales	19,080	11,041
Other	2,835	997

Total operating revenues	98,260	43,126

Operating costs and expenses:
Oil and gas production	11,439	9,207
Oil and gas production taxes	5,231	2,635
Depreciation and depletion	10,937	7,555
Accretion of discount on asset retirement obligations	71	67
General and administrative	5,331	6,163
Loss on derivatives not designated as hedges	68,766	3,132

Total operating costs and expenses	101,775	28,759

(Expenses in excess of revenues) revenues in excess of expenses from operations	(3,515)	14,367

Other income (expense):
Interest expense	(10)	(34)
Interest income	576	1,101
Other, net	220	245

Total other (expense) income	786	1,312

(Expenses in excess of revenues) revenues in excess of expenses before income taxes	(2,729)	15,679

Income tax benefit (provision)	7,337	(4,039)

Revenues in excess of expenses	$4,608	$11,640

The accompanying notes are in integral part of these combined financial statements.

THE HENRY GROUP PROPERTIES
Combined Statement of Net Investment
For the Six Months Ended June 30, 2008
Unaudited
(in thousands)

Balance at December 31, 2007	$122,067
Net change in investment	(1,747)
Revenues in excess of expenses	4,608

Balance at June 30, 2008	$124,928

The accompanying notes are in integral part of these combined financial statements.

THE HENRY GROUP PROPERTIES
Combined Statements of Cash Flows
For the Six Months Ended June 30, 2008 and 2007
Unaudited

	2008	2007
Cash flows from operating activities:	(in thousands)
Revenues in excess of expenses	$4,608	$11,640
Adjustments to reconcile revenues in excess of expenses to net cash provided by operating activities
Depreciation and depletion	10,937	7,555
Accretion of discount on asset retirement obligations	71	67
Deferred income taxes	(13,989)	2,577
Loss on derivatives not designated as hedges	68,766	3,132
Changes in operating assets and liabilities:
Accounts receivable	(13,379)	12,206
Inventory	(4,198)	7,960
Other assets	346	-
Accounts payable	(9,417)	(16,388)
Revenue payable	133	(501)
Prepaid drilling cost	(10,958)	8,975
Other current liabilities	(619)	719

Net cash provided by operating activities	32,301	37,942

Cash flows from investing activities:
Capital expenditures on oil and gas properties	(34,008)	(30,041)
Settlement (paid) received on derivates not designated as hedges	(9,171)	1,502

Net cash used in investing activities	(43,179)	(28,539)

Cash flows from financing activities:
Net cash paid for partner withdrawal	-	(12,235)
Net change in net investment	(1,747)	2,956

Net cash used in financing activities	(1,747)	(9,279)

Net (decrease) increase in cash and cash equivalents	(12,625)	124

Cash and cash equivalents at beginning of period	55,592	46,595

Cash and cash equivalents at end of period	$42,967	$46,719

The accompanying notes are in integral part of these combined financial statements.

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
June 30, 2008 and 2007
Unaudited

Note 1:	Basis of Presentation and Summary of Significant Accounting Policies
Organization and Basis of Presentation
On June 5, 2008, Concho Resources Inc. (“Concho”) entered into a purchase agreement with James C. Henry and Paula Henry (collectively, “Henry”), Henry Securities, Ltd a Texas limited partnership (“Henry Ltd.”), Henchild LLC, a Texas limited liability company (“Henchild”), and Henry Family Investment Group, a Texas general partnership (“FIG”), collectively (“Seller”), to purchase all of the shares, general and limited partnership interests and membership interests of each of the following companies: Henry Holding LP, a Texas limited partnership, (“Holding”), Henry Energy LP, a Texas limited partnership, (“Energy”), Aguasal Holding, a Texas general partnership (“Aguasal”), HELP Investment LLC, a Texas limited liability company (“HELP”), Henry Capital LLC, a Texas limited liability company (“Henry Capital”), Henry Operating LLC, a Texas limited liability company (“Henry Operating”), Henry Petroleum LP, a Texas limited partnership (“Henry Petroleum”), Quail Ranch LLC, a Texas limited liability company (“Quail Ranch”), Aguasal Management LLC, a Texas limited liability company (“Aguasal Management”) and Aguasal LP, a Texas limited partnership (“Aguasal LP”), with the exception of certain excluded assets, (collectively, the “Henry Group Companies”), for aggregate cash consideration of approximately $565 million, before purchase price adjustments. In connection with the purchase of the Henry Group Companies, Concho purchased certain additional non-operated rights and interests in the Henry Group Companies’ properties from certain persons affiliated with the Henry Group Companies (collectively, the “Along-side Interests”) for aggregate cash consideration of approximately $28 million. The closing with the Henry Group Companies and the Along-side Interests occurred on July 31, 2008. The accompanying financial statements include the assets, liabilities, revenues and expenses of the Henry Group Companies and the Along-side Interests, (collectively, the “Henry Group Properties”) as of June 30, 2008 and for each of the six months in the periods ended June 30, 2008 and 2007.
A summary of the Henry Group Properties’ significant accounting policies consistently applied in the preparation of the accompanying combined financial statement follows:
Principles of Combination
The accompanying special-purpose combined financial statements include the accounts of the Henry Group Properties. All significant intercompany accounts and transactions have been eliminated in the combined financial statements.
Use of Estimates in the Preparation of Financial Statements
Preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. Depletion and depreciation of oil and gas properties are determined using estimates of proved oil and gas reserves. There are numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. Similarly, evaluations for impairment of proved and unproved oil and gas properties are subject to numerous uncertainties including, among others, estimates of future recoverable reserves and commodity price outlooks. Other significant estimates include, but are not limited to, the asset retirement obligations and fair value of derivative financial instruments.

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
June 30, 2008 and 2007
Unaudited

Note 1:	Basis of Presentation and Summary of Significant Accounting Policies - continued
Cash and Cash Equivalents
The Henry Group Properties considers all cash on hand, depository accounts held by banks, money market accounts and investments with original maturity of three months or less to be cash equivalents. The Henry Group Properties maintain deposits in financial institutions that at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). The Henry Group Properties believes there is no significant risk with respect to these deposits based on the reputation and history of the institutions selected.
Accounts Receivable
The Henry Group Properties sells oil and gas to various customers and participates with other parties in the drilling, completion and operation of oil and gas wells. Joint interest and oil and gas sales receivables related to these operations are generally unsecured. The Henry Group Properties determines joint interest operations accounts receivable allowances based on management’s assessment of the creditworthiness of the joint interest owners and the Henry Group Properties’ ability to realize the receivables through netting of anticipated future production revenues. Receivables are considered past due if full payment is not received by the contractual due date. Past due accounts are generally written off against the allowance for doubtful accounts only after all collection attempts have been exhausted. No allowance for doubtful accounts was recorded at June 30, 2008.
Inventory
Inventory consists primarily of tubular goods that the Henry Group Properties plans to utilize in its ongoing exploration and development activities and is carried at the lower of cost or market value.
Oil and Gas Properties
The Henry Group Properties utilizes the successful efforts method of accounting for its oil and gas properties under the provisions of Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 19, “Financial Accounting and Reporting by Oil and Gas Producing Companies.” Under this method all costs associated with productive wells and nonproductive development wells are capitalized, while nonproductive exploration costs are expensed. Capitalized acquisition costs relating to proved properties are depleted on a field basis using the unit-of-production method based on proved reserves. The depreciation of capitalized exploratory drilling and development costs is based on the unit-of-production method using proved developed reserves on a field basis. Proceeds from the sales of individual properties and the capitalized costs of individual properties sold or abandoned are credited and charged, respectively, to accumulated depletion and depreciation. Generally, no gain or loss is recognized until the entire amortization base is sold. However, gain or loss is recognized from the sale of less than an entire amortization base if the disposition is significant enough to materially impact the depletion rate of the remaining properties in the amortization base. Ordinary maintenance and repair costs are generally expensed as incurred.

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
June 30, 2008 and 2007
Unaudited

Note 1:	Basis of Presentation and Summary of Significant Accounting Policies - continued
Oil and Gas Properties - continued
Costs of significant non-producing properties, wells in the process of being drilled and development projects are excluded from depletion until such time as the related project is developed and proved reserves are established or impairment is determined. Interest is capitalized, if debt is outstanding, on expenditures for significant development projects until such projects are ready for their intended use. For the six months ended June 30, 2008 and 2007 the Henry Group Properties had excluded $1,027,000, and $1,027,000, respectively, of capitalized costs from depletion and had no capitalized interest during June 30, 2008 and 2007.
In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” management reviews its long-lived assets to be held and used for impairment, including proved oil and gas properties accounted for under the successful efforts method of accounting, whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. An impairment loss is indicated if the sum of the expected future cash flows is less than the carrying amount of the assets. In this circumstance, an impairment loss is recognized for the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset. Management reviews its oil and gas properties by amortization base (field). For each property determined to be impaired, an impairment loss equal to the difference between the carrying value of the properties and the fair value (discounted future cash flows) of the properties will be recognized at that time. Estimating future cash flows involves the use of judgments, including estimation of the proved and unproved oil and gas reserve quantities, timing of development and production, expected future commodity prices, capital expenditures, and production costs. No charges against earnings was recognized during the six months ended June 30, 2008 and 2007 related to impairment of its proved oil and gas properties.
Unproved oil and gas properties are each periodically assessed for impairment by comparing their cost to their estimated value on a project-by-project basis. The estimated value is affected by the results of exploration activities, commodity price outlooks, planned future sales or expiration of all or a portion of such projects. If the quantity of potential reserves determined by such evaluations is not sufficient to fully recover the cost invested in each project, an impairment loss will be recognized at that time. During the six months ended June 30, 2008 and 2007, there were no impairments on unproved oil and gas properties.
The Henry Group Properties operates a salt water well disposal system in which salt water from Henry Group Properties wells or from third parties is disposed of into the well. Management has capitalized the costs to acquire and drill these salt water wells and these costs are being depreciated over the average life of the contributed properties from fields that produce the water to be disposed of, which has been calculated at approximately 16 years for proved properties.
Exploration Drilling Costs
Costs of drilling exploratory wells are capitalized, pending management’s determination of whether the wells have found proved reserves. If proved reserves are found, the costs remain capitalized. If proved reserves are not found, the capitalized costs of drilling the well are charged to expense. Management makes this determination as soon as possible after completion of drilling considering the guidance provided in SFAS No. 19 and FASB Staff Position (“FSP”) No. 19-1 “Accounting for Suspended Well Costs.”

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
June 30, 2008 and 2007
Unaudited

Note 1:	Basis of Presentation and Summary of Significant Accounting Policies - continued
Exploration Drilling Costs - continued
SFAS No. 19 provides that such costs should not be carried as an asset for more than one year following completion of drilling unless the well has found oil and gas reserves in an area requiring a major capital expenditure before production could begin. In that case, the costs of such exploratory well would continue to be carried as an asset pending determination of whether proved reserves had been found only as long as the well had found a sufficient quantity of reserves to justify its completion as a producing well if the required capital expenditure was made and drilling of the additional exploratory wells was under way or firmly planned for the near future. If both those conditions were not met, the well costs were charged to expense.
The Henry Group Properties adopted the provisions of FSP No. 19-1 effective January 1, 2006. FSP 19-1 amends SFAS No. 19 to provide that in those situations where exploration drilling has been completed and oil and gas reserves have been found, but such reserves cannot be classified as proved when drilling is complete, the drilling costs may be capitalized if the well has found a sufficient quantity of reserves to justify its completion as a producing well and the enterprise is making sufficient progress assessing the reserves and the economic and operating viability of the project. If either of the criteria is not met, the well is assumed to be impaired and the costs charged to expense. Any well that has not found reserves is charged to expense. Management performs this evaluation on a quarterly basis. The adoption of FSP No. 19-1 had no impact on the Henry Group Properties’ combined financial position or results of operations.
The Henry Group Properties’ exploratory well costs were insignificant during the six months ended June 30, 2008 and 2007.
Other Property and Equipment
Other capital assets include surface ownership of land. Land is recorded at cost and is not depreciated.
Environmental
The Henry Group Properties are subject to extensive federal, state and local environmental laws and regulations. These laws, which are often changing, regulate the discharge of materials into the environment and may require the Henry Group Properties to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a non-capital nature are recorded when environmental assessment and/or remediation is probable and the costs can be reasonably estimated. Such liabilities are generally undiscounted unless the timing of cash payments is fixed and readily determinable. Management believes no significant liabilities of this nature existed at June 30, 2008.
Oil and Gas Sales and Imbalances
Oil and gas revenues are recorded at the time of delivery of such products to pipelines for the account of the purchaser or at the time of physical transfer of such products to the purchaser. The Henry Group Properties follows the sales method of accounting for oil and gas sales, recognizing revenues based on the Henry Group Properties’ share of actual proceeds from the oil and gas sold to purchasers.

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
June 30, 2008 and 2007
Unaudited

Note 1:	Basis of Presentation and Summary of Significant Accounting Policies - continued
Derivative Instruments and Hedging
The Henry Group Properties applies the provisions of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended. This statement requires the recognition of all derivative instruments as either assets or liabilities measured at fair value. The Henry Group Properties netted the fair value of derivative instruments by counterparty in the accompanying combined statements of assets and liabilities where the right of offset exists as permitted by FASB Interpretation (“FIN”) No. 39, “Offsetting of Amounts Related to Certain Contracts.”
In accordance with SFAS No. 133, changes in the fair value of derivative instruments that are cash flow hedges but do not qualify for hedge accounting must be adjusted to fair value and the adjustments are recorded through earnings. All of the Henry Group Properties’ derivatives are cash flow hedges that do not qualify for hedge accounting.
Asset Retirement Obligations
The combined financial statements account for the abandonment obligations of it oil and gas assets in accordance with SFAS No. 143, “Asset Retirement Obligations.” SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset. Subsequently, the asset retirement cost included in the carrying amount of the related asset is allocated to expense through depreciation of the asset. Changes in the liability due to passage of time are recognized as an increase in the carrying amount of the liability and as corresponding accretion expense.
General and Administrative Expense
The Henry Group Properties receives fees for the operation of jointly owned oil and gas properties and records such reimbursements as reductions of General and administrative expense. Such fees totaled approximately $4,002,000, and $3,631,000 for the six months ended June 30, 2008 and 2007, respectively.
Income Taxes
The Henry Group Properties are comprised of limited partnerships, general partnerships, and individual’s interests in oil and gas properties, of which some are flow through entities and do not incur income tax. However, Holding and Henry Petroleum, (collectively, the “Taxed Henry Entities”), both of which are limited partnerships, that elected in 2001 to be taxed as corporations for federal income tax purposes. Holding and Henry Petroleum are the only entities subject to the provisions of SFAS No. 109, “Accounting for Income Taxes” for federal income tax purposes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that the related tax benefits will not be realized.

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
June 30, 2008 and 2007
Unaudited

Note 1:	Basis of Presentation and Summary of Significant Accounting Policies - continued
Net Investment in the Henry Group Properties
The net investment in the Henry Group Properties represents a net cumulative balance as the result of operations for limited partnerships, general partnerships, and individual’s interests in oil and gas properties.
Recent Accounting Pronouncements
In September 2006, the Securities and Exchange Commission staff published Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses quantifying the financial statement effects of misstatements, specifically, how the effects of prior year uncorrected errors must be considered in quantifying misstatements in the current year financial statements. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have a material impact on the combined financial statements.
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115.” This statement permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS No. 159 did not have a material impact on the combined financial statements.
In December 2007, the FASB issued SFAS No. 141R (revised 2007) which replaces SFAS No. 141, “Business Combinations” (“SFAS No. 141R”). SFAS No. 141R applies to all transactions and other events in which one entity obtains control over one or more other businesses. SFAS No. 141R requires an acquirer, upon initially obtaining control of another entity, to recognize the assets, liabilities and any non-controlling interest in the acquiree at fair value as of the acquisition date. Contingent consideration is required to be recognized and measured at fair value on the date of acquisition rather than at a later date when the amount of that consideration may be determinable beyond a reasonable doubt. This fair value approach replaces the cost-allocation process required under SFAS No. 141 whereby the cost of an acquisition was allocated to the individual assets acquired and liabilities assumed based on their estimated fair value. SFAS No. 141R requires acquirers to expense acquisition-related costs as incurred rather than allocating such costs to the assets acquired and liabilities assumed, as was previously the case under SFAS No. 141. Under SFAS No. 141R, the requirements of SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” would have to be met in order to accrue for a restructuring plan in purchase accounting. Pre-acquisition contingencies are to be recognized at fair value, unless it is a non-contractual contingency that is not likely to materialize, in which case, nothing should be recognized in purchase accounting and, instead, that contingency would be subject to the recognition criteria of SFAS No. 5, “Accounting for Contingencies.” SFAS No. 141R is expected to have a significant impact on accounting for business combinations closing on or after January 1, 2009.

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
June 30, 2008 and 2007
Unaudited

Note 1:	Basis of Presentation and Summary of Significant Accounting Policies - continued
Recent Accounting Pronouncements - continued
In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133” (“SFAS No. 161”). SFAS No. 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. The guidance in SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Henry Group Properties are currently assessing the impact of SFAS No. 161.
In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements that are presented in conformity with generally accepted accounting principles. SFAS No. 162 is effective 60 days following approval by the Securities and Exchange Commission of the Public Company Accounting Oversight Board’s amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.” The adoption of SFAS No. 162 will not affect the combined financial statements.
In April 2007, the FASB issued FASB Staff Position FIN 39-1, “Amendment of FASB Interpretation No. 39” (“FIN No. 39-1”). FIN No. 39-1 clarifies that a reporting entity that is party to a master netting arrangement can offset fair value amounts recognized for the right to reclaim cash collateral (a receivable) or the obligation to return cash collateral (a payable) against fair value amounts recognized for derivative instruments that have been offset under the same master netting arrangement. FIN No. 39-1 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Henry Group Properties adopted FIN No. 39-1 effective January 1, 2008, and it has had no material impact on the Henry Group Properties’ combined financial statements.

Note 2:	Fair Value Measurement
The Henry Group Properties adopted SFAS No. 157, “Fair Value Measurements,” (“SFAS No. 157”) effective January 1, 2008 for financial assets and liabilities measured on a recurring basis. SFAS No. 157 applies to all financial assets and financial liabilities that are being measured and reported on a fair value basis. In February 2008, the FASB issued FSP No. 157-2, which delayed the effective date of SFAS No. 157 by one year for nonfinancial assets and liabilities. As defined in SFAS No. 157, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). SFAS No. 157 requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The statement requires fair value measurements be classified and disclosed in one of the following categories:

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
June 30, 2008 and 2007
Unaudited

Note 2:	Fair Value Measurement - continued
Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. The Henry Group Properties consider active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability. This category includes those derivative instruments that we value using observable market data. Substantially all of these inputs are observable in the marketplace throughout the full term of the derivative instrument, can be derived from observable data, or supported by observable levels at which transactions are executed in the marketplace. Level 2 instruments primarily include non-exchange traded derivatives such as over-the-counter commodity price swaps, investments and interest rate swaps. Henry Group Properties’ valuation models are primarily industry-standard models that consider various inputs including: (a) quoted forward prices for commodities, (b) time value and (c) current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Henry Group Properties utilize their counterparties’ valuations to assess the reasonableness of the prices and valuation techniques.
Level 3: Measured based on prices or valuation models that require inputs that are both significant to the fair value measurement and less observable from objective sources (i.e., supported by little or no market activity). Level 3 instruments primarily include derivative instruments, such as basis swaps, commodity price collars and floors, as well as investments. Henry Group Properties’ valuation models are primarily industry-standard models that consider various inputs including: (a) quoted forward prices for commodities, (b) time value, (c) volatility factors and (d) current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Although the Henry Group Properties utilize counterparties’ valuations to assess the reasonableness of our prices and valuation techniques, there is not sufficient corroborating market evidence to support classifying these assets and liabilities as Level 2.
As required by SFAS No. 157, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Henry Group Properties’ assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels. The following table summarizes the valuation of the Henry Group Properties’ financial instruments by SFAS No. 157 pricing levels as of June 30, 2008 (in thousands):

	Fair value measurements using:

		Significant
		Other	Significant
	Quoted	Observable	Unobservable	Total Carrying
	Market Prices	Inputs	Inputs	Value at
	(Level 1)	(Level 2)	(Level 3)	June 30, 2008

Oil derivative swap contracts	$-	$(83,482)	$-	$(83,482)
Oil derivative collar contracts	-	-	(1,158)	(1,158)

Total financial liabilities	$-	$(83,482)	$(1,158)	$(84,640)

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
June 30, 2008 and 2007
Unaudited

Note 2:	Fair Value Measurement - continued
The following table sets forth a reconciliation of changes in the fair value of financial assets and liabilities classified as Level 3 in the fair value hierarchy (in thousands):

Derivatives

Balance as of January 1, 2008	$(4,438)
Total gains or (losses), realized or unrealized	(1,208)
Purchases, issuances, and settlements	4,488

Balance as of June 30, 2008	$(1,158)

Total gains or losses for the period included in earnings attributable to the change in unrealized gains or losses relating to assets and/or liabilities still held at the reporting date	$3,280

Note 3:	Asset Retirement Obligations
The asset retirement obligations represent the present value of the estimated cash flows that will be incurred to plug, abandon and remediate producing properties at the end of their productive life, in accordance with applicable state laws. The following is a reconciliation of the changes in the asset retirement obligations for June 30, 2008 and 2007:

	Six Months ended June 30,

	2008	2007
	(in thousands)
Asset retirement obligations at beginning of period	$4,329	$3,946
Liability incurred upon acquiring and drilling wells	101	150
Accretion expense	71	67
Liabilities settled upon plugging, abandoning or selling assets	(100)	(150)

Asset retirement obligations at end of period	$4,401	$4,013

Note 4:	Derivative Financial Instruments
During the six months ended June 30, 2008 and 2007, the Henry Group Properties entered into various crude oil and natural gas derivative contracts, primarily costless collars and swaps, in an effort to manage its exposure to product price volatility. Historically, prices received for oil and gas production have been volatile because of seasonal weather patterns, supply and demand factors, worldwide political factors and general economic conditions. Costless collars are designed to establish floor and ceiling prices on anticipated future oil and gas production. Swaps are designed so that the Henry Group Properties receives or makes payments based on a differential between fixed and variable prices for crude oil and natural gas. In accordance with SFAS No. 133, changes in the fair value of derivative instruments that are cash flow hedges but do not qualify for hedge accounting must be adjusted to fair value and the adjustments are recorded through earnings. All of the Henry Group Properties’ derivatives do not qualify for hedge accounting.

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
June 30, 2008 and 2007
Unaudited

Note 4:	Derivative Financial Instruments - continued
The following table sets forth the Henry Group Properties’ outstanding crude oil and natural gas zero cost price collars and price swaps at June 30, 2008:

	Fair Market	Aggregate
	Value	Remaining	Monthly	(a)
	Liability	Volume	Volume	Index Price	Contract Period
	(in thousands)
Crude oil (volume in Bbls):

Price swap	$(4,147)	50,873	8,479	$59.00	6/30/08 - 12/31/08
Price swap	(7,457)	101,746	8,479	$65.45	1/1/09 - 12/31/09
Price swap	(7,171)	101,746	8,479	$64.00	1/1/10 - 12/31/10
Price swap	(6,901)	101,746	8,479	$62.75	1/1/11 - 12/31/11
Price swap	(8,727)	135,661	8,479	$75.10	9/1/08 - 12/31/09
Price swap	(5,512)	90,000	15,000	$79.40	7/1/08 - 12/31/08
Price swap	(3,564)	60,000	10,000	$81.25	6/30/08 - 12/31/08
Price swap	(15,027)	240,000	20,000	$76.40	1/1/09 - 12/31/09
Price swap	(18,089)	300,000	25,000	$74.75	1/1/10 - 12/31/10
Price swap	(6,887)	120,000	10,000	$74.15	1/1/11 - 12/31/11
Price collar	(1,158)	16,958	8,479	$55.00 - $72.00	6/30/08 - 8/31/08

Net liability	$(84,640)

(a)	The index prices for the oil price swaps and collars are based on the NYMEX-West Texas Intermediate monthly average futures price.
The Henry Group Properties had derivative instruments that are cash flow hedges but do not qualify for hedge accounting in during the six months ended June 30, 2008 and 2007 in which the following losses (gains) were recorded for each of the following periods of the derivative instruments (in thousands):

2007	$3,132
2008	68,766
The losses (gains) were recorded as “Loss (gain) on derivates not designated as hedges” in the combined statements of revenues and expenses in the respective periods.

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
June 30, 2008 and 2007
Unaudited

Note 4:	Derivative Financial Instruments - continued
The following table summarizes the gains and losses reported in earnings related to the commodity financial instruments:

	Six Months Ended June 30,

	2008	2007
	(in thousands)

(Losses) gains on derivatives not designated as hedges:
Cash (payments) receipts not designated as hedges	$(9,171)	$(1,502)
Unrealized losses	(59,595)	(1,630)

Total loss on derivatives not designated as cash flow hedges	$(68,766)	$(3,132)

Note 5:	Long-term Debt
At June 30, 2008 and 2007, the Henry Group Properties maintained a revolving line of credit with JP Morgan “the bank” which was subject to a loan agreement which generally restricted the Henry Group Properties’ ability to incur debt, sell assets, make loans and investments or change the nature of its business or its corporate structure without the bank’s consent. The loan agreement also stipulates certain financial and nonfinancial covenants. At June 30, 2008 and 2007, the Henry Group Properties was in compliance with these covenants.
At June 30, 2008 and 2007, the maximum facility under the revolving line of credit note was $200,000,000. The borrowing base at June 30, 2008 and 2007 was $20,000,000 and $30,000,000 calculated as a percent of producing oil and gas properties. Interest on this note is payable quarterly at a variable rate calculated based on the prime rate and the federal funds rate. At June 30, 2008 and 2007 the line of credit was unfunded.
During 2008 and 2007 the Henry Group Properties had issued three standby letters of credit for a total of $275,000 and $345,000, respectively, in states in which the Henry Group Properties conducts its business.

Note 6:	Income Taxes
The Taxed Henry Entities account for income taxes in accordance with the provisions of SFAS No. 109 as explained in Note 1. The Taxed Henry Entities file federal corporate income tax returns on a combined basis. The tax returns and the amount of taxable income or loss are subject to examination by United States federal and state taxing authorities. The Taxed Henry Entities made estimated tax payments of $1,350,000 and $2,649,251 during the six months ended June 30, 2008 and 2007, respectively.
The Taxed Henry Entities’ provision for income taxes differed from the U.S. statutory rate of 35% primarily due to state income taxes and non-deductible expenses. The effective income tax rate for the six months ended June 30, 2008 and 2007 was 36%, and 30%, respectively.
SFAS No. 109 requires that the Taxed Henry Entities continually assess both positive and negative evidence to determine whether it is more likely than not that deferred tax assets can be realized prior to their expiration.

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
June 30, 2008 and 2007
Unaudited

Note 6:	Income Taxes - continued
Management monitors the Taxed Henry Entities’ specific, oil and gas industry and worldwide economic factors and assesses the likelihood that the Taxed Henry Entities’ net operating loss carryforwards (“NOLs”) and other deferred tax attributes in the United States, state, and local tax jurisdictions will be utilized prior to their expiration. As of June 30, 2008, the Taxed Henry Entities had no valuation allowances related to its deferred tax assets.
The components of income tax expense are as follows:

	Six Months Ended June 30,

	2008	2007
	(in thousands)
Current income tax expense federal and state	$6,652	$1,462
Deferred income tax expense (benefit) federal and state	(13,989)	2,577

Income tax (benefit) expense	$(7,337)	$4,039

Deferred income tax expense, federal and state		$2,577
Decrease in deferred tax liability from partner withdrawal		(8,217)

Decrease in net deferred tax liability		$(5,640)

The reconciliation between the tax expense (benefit) computed by multiplying pretax income by the U.S. federal statutory rate and the reported amounts of income tax benefit is as follows:

	Six Months Ended June 30,

	2008	2007
	(in thousands)
Income (loss) at U.S. federal statutory rate	$(7,028)	$4,552
State income taxes (net of federal tax effect)	282	-
Statutory depletion carryover	(484)	(402)
Nondeductible expense & other	(107)	(111)

Income tax (benefit) provision	$(7,337)	$4,039

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities were as follows at June 30, 2008 (in thousands):

Deferred tax asset:
Derivative instruments	$29,624
Other	22

Total deferred tax assets	29,646

Deferred tax liability:
Oil and gas properties, successful efforts method	(27,120)
Other	(968)

Total deferred tax liabilities	(28,088)

Net deferred tax asset	$1,558

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
June 30, 2008 and 2007
Unaudited

Note 6:	Income Taxes - continued
Texas margins tax - On May 18, 2006, the Governor of Texas signed into law House Bill 3 (“HB-3”) which modifies the existing franchise tax law. The modified franchise tax will be computed by subtracting either costs of goods sold or compensation expense, as defined in HB-3, from gross revenue to arrive at a gross margin. The resulting gross margin will be taxed at a one percent rate. HB-3 has also expanded the definition of tax paying entities to include limited partnerships. HB-3 becomes effective for activities occurring on or after January 1, 2007. The portion of deferred and current tax expense attributable to the enactment of the Texas margin tax was $0 and $0 for the six months ended June 30, 2008 and 2007.

Note 7:	Major Purchasers and Concentrations of Credit Risk
Major purchasers are those that individually account for more than 10% of the Henry Group Properties’ current year revenues. The Henry Group Properties’ major purchasers and their respective share of total oil and gas revenues for the six months ended June 30, 2008 and 2007 consisted of approximately:

	2008	2007
Chevron	14%	27%
Conoco Phillips	NA	11%
Navajo	21%	NA
Western Refining	34%	30%
Teppco	14%	13%
The Henry Group Properties’ operating revenues are derived primarily from oil and gas sales and well operating charges to customers in the oil and gas industry. This concentration in a single industry affects the Henry Group Properties’ overall exposure to credit risk since customers may be similarly affected by changes in economic conditions. The Henry Group Properties also requires prepayments from working interest owners equal to estimated operating charges for one month as well as prepayments for drilling and completion costs. The Henry Group Properties has not experienced significant credit losses on accounts receivable and management is of the opinion that significant risk does not exist.

Note 8:	Retirement Plan
The Henry Group Properties have a defined contribution (401(k)) retirement plan which all employees are eligible to join on the date of employment. Effective January 1, 2001, the Henry Group Properties established an additional defined contribution (Money Purchase) retirement plan for any employee eligible to receive the Henry Group Properties’ contribution after one calendar year of service. In December 2006, the Henry Group Properties merged the two plans. The Henry Group Properties is the only contributor to the latter plan, and it is required to contribute to the Money Purchase plan prior to the filing of its federal income tax return. During the six months ended June 30, 2008 and 2007 the Henry Group Properties’ contributions to both plans, totaled approximately $908,000 and $1,316,000, respectively.

Note 9:	Legal Contingencies
Various legal claims also arise from time to time in the normal course of business, which in the opinion of management, will have no material effect on the Henry Group Properties’ combined financial statements.

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
June 30, 2008 and 2007
Unaudited

Note 10:	Partner Withdrawal
Effective January 1, 2007, certain entities of the Henry Group Companies entered into an agreement to exchange (“Exchange Agreement”) Dennis R. Johnson’s (“Johnson”) interests in certain Henry Group Companies (“Exchanged Assets”), for the equity of Summit Petroleum Management Corporation (formerly Team Operating LLC) in a nontaxable distribution and exchange of stock as provided for in Internal Revenue Code Sections 355 and 368. Johnson voluntarily resigned his position as President and ceased his employment on February 19, 2007. Pursuant to an agreement between James C. Henry and Johnson, Johnson’s resignation allowed for the exchange of his ownership interests in the Exchanged Assets as provided for in the Exchange Agreement. The transaction was completed on April 30, 2007, subject to post-closing settlements.
Based on the Johnson ownership of the Exchanged Assets as of the effective date, Johnson received consideration worth approximately 23% of the value of certain Henry Group Companies as well as his interest in net revenues earned during the four month period from the effective date to the settlement date. The following is consideration given up in exchange for Johnson’s ownership interest (in thousands):

Cost
Cash	$12,235
Note receivable – Henry Energy LP	4,732
Oil and gas properties, net	31,466
Deferred tax liability	(8,217)
Note payable - intercompany	(4,732)

Total	$35,484

The total amount of the transaction was recorded as a charge to net investment. The aggregate fair value of the interests, determined immediately before the distribution of Johnson’s ownership interest, was $54,311,000.

Note 11:	Rig Commitments
Due to the current drilling environment, the Henry Group Properties will periodically enter into rig contracts in order to secure the availability of drilling rigs needed to meet their lease obligations. In March 2008 the Company entered into a two-year rig contract with Savanna Drilling Corporation (“Savanna”). This contract has been entered into alongside Chevron Midcontinent L.P. (“Chevron”) where Chevron has agreed to bear a 75% share of the contract liability for the rigs. At June 30, 2008, approximately $3,600,000 remains committed towards this new drilling rig contract.

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
June 30, 2008 and 2007
Unaudited

Note 12:	Supplementary Information
Capitalized costs

	At June 30,

	2008	2007
Oil and gas properties:	(in thousands)
Proved	$215,342	$146,735
Unproved	1,027	1,027
Less accumulated depletion	(59,073)	(42,086)

Net capitalized cost for oil and gas properties	$157,296	$105,676

Costs incurred for oil and gas producing activities

	Six Months ended June 30,

	2008	2007
Property acquisition costs:	(in thousands)
Proved	$-	$-
Unproved	-	-
Exploration	3,401	2,658
Development	30,607	23,924
Capitalized asset retirement obligations	265	233

Total costs incurred for oil and gas properties	$34,273	$26,815